UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P. O.  B O X   5 0 0 0

S I O U X   F A L L S,   S O U T H   D A K O T A   5 7 1 1 7 - 5 0 0 0

P H O N E   ( 6 0 5 )   3 3 3 - 7 5 5 6  •  F A X   ( 6 0 5 ) 3 3 3 - 7 6 2 1

October 6, 2006

Dear Fellow Stockholder:

On behalf of the Board of Directors of HF Financial Corp. (the “Corporation”), I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Central Standard Time, on November 15, 2006, at the Best Western Ramkota Inn located at 3200 West Maple Street, Sioux Falls, South Dakota.

Stockholders are being asked to vote upon the election of two directors of the Corporation and the amendment of the Corporation’s 2002 Stock Option and Incentive Plan. Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director and FOR the amendment of the Corporation’s 2002 Stock Option and Incentive Plan.

I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Thank you for your attention to this important matter.

Very truly yours,

CURTIS L. HAGE
Chairman, President and Chief Executive Officer

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 15, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of HF Financial Corp. (the “Corporation”) will be held at 2:00 p.m., Central Standard Time, on November 15, 2006, at the Best Western Ramkota Inn located at 3200 West Maple Street, Sioux Falls, South Dakota.

A proxy card and the proxy statement for the Meeting are enclosed along with the Corporation’s Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended June 30, 2006. The Meeting is for the purpose of considering and acting upon:

1.                The election of two directors of the Corporation;

2.                The amendment of the Corporation’s 2002 Stock Option and Incentive Plan; and

3.                Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 20, 2006, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder for any purpose germane to the Meeting. Such stockholder list is available for a period of twenty days prior to the Meeting and may be examined at any time between 9:00 a.m. and 3:00 p.m. on days that the Corporation is open for business at the main office of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota.

You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postpaid return envelope or authorize a proxy by telephone or through the internet site designated on the proxy card. The proxy will not be used if you attend and vote at the Meeting in person, although attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

By Order of the Board of Directors,

Pamela F. Russo
Corporate Secretary

Sioux Falls, South Dakota
October 6, 2006

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR THROUGH THE INTERNET SITE DESIGNATED ON THE PROXY CARD.

PROXY STATEMENT

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota  57104

ANNUAL MEETING OF STOCKHOLDERS
November 15, 2006

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (the “Corporation”) to be used at the Annual Meeting of Stockholders of the Corporation (the “Meeting”), to be held at the Best Western Ramkota Inn, located at 3200 West Maple Street, Sioux Falls, South Dakota, on November 15, 2006, at 2:00 p.m., Central Standard Time, and at all adjournments or postponements of the Meeting. The cost of soliciting proxies will be borne by the Corporation. Directors, officers and employees of the Corporation may, without additional compensation, solicit proxies by mail, facsimile, e-mail, personal interview or telephone. The Corporation does not expect that specially engaged employees or paid solicitors will make the solicitation. Although the Corporation may use such employees or solicitors if the Corporation deems them necessary, the Corporation has not made arrangements or contracted with any such employees or solicitors as of the date of this Proxy Statement. The accompanying Notice of Meeting, proxy card and this proxy statement are first being mailed to stockholders on or about October 6, 2006. Certain of the information provided herein relates to Home Federal Bank (the “Bank”), a wholly owned subsidiary and the primary operating entity of the Corporation.

At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of two nominees to the Board of Directors of the Corporation; the amendment of the Corporation’s 2002 Stock Option and Incentive Plan (the “2002 Plan”); and any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

The close of business on September 20, 2006, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments or postponements thereof. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Meeting. The total number of shares of common stock, par value $.01 per share, of the Corporation (the “Common Stock”) outstanding on the Record Date was 3,961,401, which are the only securities of the Corporation entitled to vote at the Meeting. Each stockholder is entitled to one vote on all matters to be voted on at the Meeting for each share of Common Stock held in the stockholder’s name as of the Record Date.

Voting Rights and Proxy Information

All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors shall be elected by a plurality of the votes cast at the Meeting by stockholders present in person or represented by proxy. The vote required for approval of the ratification of the amendment of the 2002 Plan is set forth in Proposal II on page 22 of this proxy statement. The Corporation does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

If no instructions are indicated, properly executed proxies will be voted FOR election of the nominees for director named herein and FOR the amendment of the Corporation’s 2002 Plan. Proxies marked as abstaining with respect to a proposal will not be included as votes cast and will not have the effect as a vote for or against a proposal. If an executed proxy card is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum but will not be considered present at the Meeting for purposes of calculating the vote with respect to any matter, and will not be considered to have been voted either in favor of or against any matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matter. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Corporate Secretary of the Corporation before the voting at the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the Corporation before the voting at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Pamela F. Russo, Corporate Secretary, HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of September 20, 2006, by (i) each person known to the Corporation to own beneficially more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each officer named in the executive compensation table on page 10 of this Proxy Statement, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percentage of Outstanding Stock
Jeffrey L. Gendell Tontine Capital Partners, L.P. 31 West 52nd Street, 17th Floor New York, New York 10019	339,175[2]	8.55%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	248,897[3]	6.28%
HF Financial Corp. Employee Stock Ownership Plan 225 South Main Avenue Sioux Falls, South Dakota 57104	241,433[4]	6.09%
Polaris Capital Management, Inc. 125 Summer Street, Suite 1470 Boston, MA 02110	165,042[5]	4.17%
Curtis L. Hage, Chairman, President, Chief Executive Officer and Director	302,282[6]	7.44%
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer	39,310[7]	*
Mark S. Sivertson, Senior Vice President / Investment Management and Trust	52,534[8]	1.32%
David A. Brown, Senior Vice President / Business Banking	34,400[9]	*
Natalie A. Solberg, Senior Vice President / Service & Support	31,923[10]	*
Curtis J. Bernard, Director	3,028	*
Christine E. Hamilton, Director	4,268	*
Robert L. Hanson, Director	37,817	*
Wm. G. Pederson, Director	18,225[11]	*
Steven R. Sershen, Director	5,380	*
Thomas L. Van Wyhe, Director	14,716	*
Directors and executive officers as a group (14 persons)	608,249[12]	14.63%

*Indicates individual owns less than one percent of outstanding shares of Common Stock.

1The number of shares beneficially owned shown in this column includes restricted stock held by certain directors and executive officers. Directors and executive officers holding restricted stock have the right to vote the shares and to receive dividends on the shares, but do not have the right to dispose of such shares prior to vesting. For detailed information regarding the restricted stock holdings of the Named Executive Officers, see footnote 1 to the Summary Compensation Table on page 10 of this Proxy Statement.

2The information regarding beneficial ownership by Mr. Jeffrey L. Gendell is as reported in a Form 13F filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2006.

3The information regarding beneficial ownership by Dimensional Fund Advisors, Inc. is as reported in a Form 13F filed with the SEC on June 30, 2006.

4Includes 241,433 shares allocated to the individual accounts of employees, officers and directors, which such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan (“ESOP”) trustee, the Bank, as to the voting of the shares allocated to such participant’s account under the ESOP.

5The information regarding beneficial ownership by Polaris Capital Management, Inc. is as reported in a Form 13F filed with the SEC on June 30, 2006.

6Includes 186,320 shares held directly by Mr. Hage or held by certain members of Mr. Hage’s family, which shares Mr. Hage may be deemed to have sole or shared voting and/or investment power. Also includes awards of 103,556 shares subject to options granted to Mr. Hage under the Corporation’s 1991 Stock Option and Incentive Plan, as amended (the “1991 Plan”) and the 2002 Plan, that are currently exercisable or exercisable within 60 days. Also includes 12,406 shares allocated to Mr. Hage’s account under the ESOP. Excludes 28,377 shares held solely by Mr. Hage’s spouse in and over which he disclaims beneficial interest and voting and/or investment power.

7Includes 28,153 shares held directly by Mr. Posegate with sole voting and/or investment power. Also includes 10,975 shares subject to options granted to Mr. Posegate under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 182 shares allocated to Mr. Posegate’s account under the ESOP.

8Includes 19,019 shares held directly by Mr. Sivertson with sole voting and/or investment power. Also includes 28,443 shares subject to options granted to Mr. Sivertson under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 5,072 shares allocated to Mr. Sivertson’s account under the ESOP.

9Includes 16,746 shares held directly by Mr. Brown with sole voting and/or investment power. Also includes 16,304 shares subject to options granted to Mr. Brown under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 1,350 shares allocated to Mr. Brown’s account under the ESOP.

10Includes 15,769 shares held directly by Ms. Solberg with sole voting and/or investment power. Also includes 13,362 shares subject to options granted to Ms. Solberg under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 2,792 shares allocated to Ms. Solberg’s account under the ESOP.

11Includes 15,805 shares held by Mr. Pederson with sole voting and/or investment power. Also includes 1,815 shares held in The Patan Woyute Trust of which Mr. Pederson is a trustee and 605 shares held by Mr. Pederson’s spouse, which shares Mr. Pederson may be deemed to have shared voting and/or investment power.

12Includes 383,311 shares held directly by a director or executive officer or held by certain members of the families of the directors and executive officers, or held by trusts of which a director or executive officer is a trustee or substantial beneficiary, with respect to which shares the respective directors and executive officers may be deemed to have sole or shared voting and investment power. Also includes 197,043 shares subject to options granted under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days and 27,895 shares allocated under the ESOP.

PROPOSAL I—ELECTION OF DIRECTORS

The Corporation’s Board of Directors currently consists of seven members. The Board is divided into three classes, with one class of directors elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified. All nominees have agreed to stand for election at the Meeting. If, prior to the Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

Two directors have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election to Class I of the Board of Directors at the Meeting to serve for a three-year term ending at the 2009 annual meeting and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The continuing directors, Class II and Class III directors, will serve until the 2007 annual meeting and 2008 annual meeting, respectively, and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

The accompanying proxy card is intended to be voted for the election of nominees for directors named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The Board of Directors unanimously recommends that stockholders vote “FOR” each of the two nominees identified below.

Information with Respect to Nominees and Continuing Directors

The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

Information About Nominees

CURTIS J. BERNARD, age 52, a Class I Director, is the owner and founder of Bernard Properties, a company engaged in local and regional economic development in southeast South Dakota and northeast Nebraska. Prior to founding Bernard Properties, from July 2001 to May 2002, Mr. Bernard was a Senior Credit Risk Consultant for TXU Energy, an electric power retailer located in Dallas, Texas. From September 1998 through July 2000, he served as Senior Vice President and Chief Operating Officer for 1st Financial Bank, N. Sioux City, South Dakota. Mr. Bernard was also previously employed with Citibank, serving in various capacities between 1981 and 1998. Mr. Bernard also serves as Mayor of Yankton, South Dakota, a position to which he was elected in December 2004. Mr. Bernard has served as a director for both the Corporation and the Bank since 2004.

WM. G. PEDERSON, age 50, a Class I Director, is Chairman and Chief Executive Officer of PAM Oil, Inc., Sioux Falls, South Dakota, a wholesale distributor of automotive products. He has held his current position with PAM Oil, Inc. since 1986 and has been with PAM Oil, Inc. since 1978. He has served as a director of both the Corporation and the Bank since 1996.

Information About Continuing Directors

CURTIS L. HAGE, age 60, a Class III Director, is the Chairman, President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of the Bank. Mr. Hage was elected Chairman of the Corporation in September 1996 and has held the position of President and Chief Executive Officer of the Corporation since February 1991. Mr. Hage joined the Bank in 1968 and served in various capacities prior to being elected its Chairman and Chief Executive Officer in 1991. Mr. Hage has served as a director of the Corporation since 1992 and the Bank since 1986.

CHRISTINE E. HAMILTON, age 50, a Class III Director, is a co-founder and principal of Prairie Gold Venture Partners, LLC (“PrairieGold”), a Sioux Falls, South Dakota-based venture capital firm founded in 2003. Ms. Hamilton is the owner/operator of a large diversified farming and ranching operation in central South Dakota, and formed the MHCH Foundation, a non profit family foundation established to promote South Dakota and its future in the changing global economy. Ms. Hamilton serves on the boards of the directors of a number of other entities, including the South Dakota Game Fish and Parks Commission (Chair), Northern Great Plains, Inc., the SDSU Foundation, the South Dakota State Chamber, South Dakota Rural Enterprise, Inc., Junior Achievement of South Dakota and Hematech, Inc. Ms. Hamilton has served as a director of the Corporation since June 2005 and the Bank since 2003.

ROBERT L. HANSON, age 60, a Class II Director, is the Chief Executive Officer of Harold’s Photo Centers, Sioux Falls, South Dakota, a retail photography and equipment company. He has held such position since 1980. He has served as a director of both the Corporation and the Bank since 1992.

STEVEN R. SERSHEN, age 52, a Class II Director, is President of Val-Add Service Corporation, a consulting firm that specializes in services to value added business in the agriculture industry. He has been in the consulting profession since 1997. He holds a Charter Life Underwriter and Chartered Financial Consulting degree from the American College. His prior experience includes positions with CitiGroup, Bank One, Prudential, and New York Life Insurance Company. He also serves as the President of Flyer Investment, Inc. Mr. Sershen has served as a director for both the Corporation and the Bank since 2002.

THOMAS L. VAN WYHE, age 56, a Class III Director, is a District Manager for Trane Company, Omaha, Nebraska and Sioux Falls, South Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position since 1994. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996.

The Corporation owns all of the issued and outstanding shares of capital stock of the Bank and, therefore, the Corporation elects the directors of the Bank.

Meetings of the Board of Directors, Compensation of Directors, Committees of the Board of Directors and Independent Directors

Meetings of the Corporation’s Board of Directors.   The Board of Directors met seven times and took written action without meeting one time during fiscal 2006. During fiscal 2006, no incumbent director of the Corporation attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

Compensation of Directors.   Non-employee directors currently receive restricted stock in amounts determined in accordance with provisions of the Corporation’s 1996 Director Restricted Stock Plan. In fiscal 2006, each non-employee director who served as a member of the Board of Directors during the entire fiscal year, received an aggregate of 804 shares of restricted Common Stock pursuant to the 1996 Director Restricted Stock Plan. The 1996 Director Restricted Stock Plan terminates in accordance with its terms on July 1, 2007. Non-employee directors serving on each of the Personnel, Compensation and Benefits Committee and the Nominating and Corporate Governance Committee also receive a meeting fee of $400 for each committee meeting they attend. Non-employee directors serving on the Audit Committee receive a meeting fee of $600 for each committee meeting they attend, and the Chairman of the Audit Committee receives a fee of $800 for each meeting attended. Employee directors receive no fees or other awards for their service as a director.

Committees of the Board of Directors.   The Board of Directors of the Corporation has a standing Audit Committee, a standing Personnel, Compensation and Benefits Committee and a standing Nominating and Corporate Governance Committee.

The Audit Committee assists the Board of Directors in fulfilling its oversight duties and responsibilities. Certain of the Audit Committee’s specific duties and responsibilities include: overseeing the integrity of the Corporation’s financial statements and the audits of such financial statements, accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting; monitoring the independence, qualifications and performance of the Corporation’s independent auditors; and providing an avenue of communication among the Corporation’s independent auditors, management, the internal auditing department and the Board of Directors.

For fiscal 2006, the members of the Audit Committee were Directors Hanson (Chairman), Bernard, Sershen and Van Wyhe, all of whom were “independent directors” as that term is defined in the NASDAQ Marketplace Rules and “independent” as defined in Rule 10A-3(b)(1)(iv)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Board of Directors has determined that Director Bernard is an “audit committee financial expert,” as that term is defined in Item 401(h)(2) of Regulation S-K, is an “independent director” as that term is defined the NASDAQ Marketplace Rules and is “independent” as defined in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act, pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Audit Committee held five meetings and took written action without meeting five times during fiscal 2006. The Audit Committee acts pursuant to its Amended and Restated Charter, a copy of which was included as Appendix A to the Corporation’s Proxy Statement for its 2004 annual meeting and is also available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp.

For fiscal 2006, the members of the Personnel, Compensation and Benefits Committee were Directors Pederson (Chair), Hamilton, Sershen and Van Wyhe, each of whom were “independent directors” as that term is defined in the NASDAQ Marketplace Rules. The primary purpose of the Personnel, Compensation and Benefits Committee is to assist the Board of Directors in carrying out its responsibilities with respect to the Corporation’s stock option and incentive plans, and the compensation of the Corporation’s executive officers, including the Chairman and Chief Executive Officer. The Personnel, Compensation and Benefits Committee held two meetings and took written action without meeting one time during fiscal 2006. The Personnel, Compensation and Benefits Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp.

During fiscal 2006, the members of the Nominating and Corporate Governance Committee were Directors Sershen (Chair), Bernard, Hanson and Pederson, through June 30, 2006, and Directors Van Wyhe (Chair), Hamilton, Hanson, and Sershen from July 1, 2006 to present. Each of the directors who served on the Nominating and Corporate Governance Committee during fiscal 2006 or is currently serving on the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Corporation, nominating persons to serve on the Board of Directors of the Corporation, determining compensation for non-employee directors, and for overseeing performance evaluations for directors. The Nominating and Corporate Governance Committee held three meetings during fiscal 2006 and took written action without meeting one time during fiscal 2006. The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp.

Independent Directors.   The Board of Directors has determined that the following directors are “independent directors,” as defined by the NASDAQ Marketplace Rules: Curtis J. Bernard, Christine E. Hamilton, Robert L. Hanson, Wm. G. Pederson, Steven R. Sershen and Thomas L. Van Wyhe.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require audit committees of public companies to pre-approve audit and permissible non-audit services provided by their independent auditors. The Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved. During the fiscal year, in the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee as a whole at its next scheduled meeting.

During the fiscal year ended June 30, 2006, all services rendered by Eide Bailly, LLP, total amounts for which are set forth on pages 20-21 of this proxy statement, were pre-approved by the Audit Committee in compliance with these procedures.

Stockholder Communications with the Board of Directors and Director Attendance at Annual Meetings

The Board of Directors has adopted a policy governing stockholder communications with the Board of Directors or specified individual directors. Stockholders wishing to communicate with the Board of Directors or any specified individual member of the Board of Directors should send a written communication to the Corporation’s Corporate Secretary at the following address: HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104. Any such written communication must state the number of shares of Common Stock owned by the stockholder.

The Corporate Secretary will forward any such written communication to the Board of Directors or, if indicated, to a specified individual member of the Board of Directors, unless the written communication is (i) a personal or similar grievance, a stockholder proposal or related communication, an abusive or inappropriate communication or a communication not related to the responsibilities or duties of the Board of Directors, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication, or (ii) a request for information about the Corporation, a stock-related matter or any other matter that does not appear to require direct attention by the Board of Directors or any individual director, in which case the Corporate Secretary will attempt to handle the inquire or request directly. All such communications will be kept confidential to the extent possible.

At each meeting of the Board of Directors, the Chairman of the Board will present a summary of all written communications received since the last meeting of the Board of Directors that were not forwarded to the Board of Directors or to the specified director, as applicable, and will make such written communications available to any director upon request.

The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation’s annual meeting of stockholders but the Corporation does encourages its directors to attend its annual meeting of stockholders. All of the Corporation’s directors serving at the time of the 2005 annual meeting of stockholders attended such meeting.

Director Nominations

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for determining what types of backgrounds are needed to help strengthen and balance the Board of Directors and to nominate candidates to fill vacancies accordingly. When nominating candidates to the Board of Directors, the Nominating and Corporate Governance Committee may

consider, among other things, financial, regulatory and business experience; familiarity with and participation in the communities the Corporation serves; integrity, honesty and reputation; dedication to the Corporation and its stockholders; independence; and any other factors that the Nominating and Corporate Governance Committee deems relevant. Each nominee will be evaluated by the Nominating and Corporate Governance Committee in the context of the Board of Directors as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the Corporation. The Nominating and Corporate Governance Committee may use a variety of means to identify nominees, including, among other things, recommendations from current directors and management.

The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter. Such charter formalized the Corporation’s policies regarding director candidates recommended by stockholders. It is the general policy of the Nominating and Corporate Governance Committee that it will consider a director candidate recommended by a stockholder who appears to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of the Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.

The Nominating and Corporate Governance Committee has established the following procedures for stockholders to submit such recommendations and only those director candidates recommend in accordance with such procedures will be considered by the Nominating and Corporate Governance Committee:

•              if a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver such recommendation to the Corporation’s Corporate Secretary at the Corporation’s principal offices no later than the 120th calendar day before the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year;

•              recommendations for candidates must be accompanied by (i) personal information regarding the candidate, including the name of the candidate, a list of the candidate’s references, the candidate’s resume or curriculum vitae and any information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Schedule 14A under the Exchange Act, (ii) the written consent of the person being recommended to being named in the proxy statement as a nominee and to serving as a director if elected; and (iii) certain information regarding the stockholder making the recommendation, including the stockholder’s name and address, as they appear on the Corporation’s books, the number and class of shares of the Corporation’s capital stock owned, either directly or indirectly, by the stockholder (and, if owned indirectly, a current written statement from the record holder of the stock that reflects ownership in such stock), and a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such other person;

•              a stockholder recommending a candidate may be asked to submit additional information regarding himself or herself or the candidate as determined by the Corporate Secretary or as necessary to satisfy the listing standards of the NASDAQ National Market System, SEC rules and regulations or any other applicable rules and regulations; and

•              if a stockholder’s recommendation is received on or before the date set forth above and is accompanied by the information set forth above, the Nominating and Corporate Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with these policies, the Amended and Restated Charter of the Nominating and Corporate Governance Committee and any other policies and procedures established by the Nominating and Corporate Governance Committee or the Board of Directors.

The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending upon whether they are proposed by member of the Board of Directors, management of the Corporation or stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation paid by the Bank, the primary operating entity of the Corporation, for services in all capacities rendered during the three fiscal years ended June 30, 2006, 2005 and 2004 to its Chairman and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Treasurer, Senior Vice President/Business Banking, Senior Vice President and Trust Officer, and Senior Vice President/Service & Support. These officers are collectively referred to in this Proxy Statement as the “Named Executive Officers.”  The officers of the Corporation do not receive any cash compensation from the Corporation for their services performed in their capacities as officers of the Corporation.

		Annual Compensation			Long Term Compensation Awards
Name and Principal	Fiscal	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)[1]	Securities Underlying Options/ SARs		All Other Compensation
Position	Year	($)	($)	($)	($)	(#)		($)
Curtis L. Hage,	2006	$ 315,000	$ -0-	$35,546 [2]	$ -0-	-0-		$32,941	[4]
Chairman and	2005	$ 315,000	$ -0-	$ -0-	$ 406,876	-0-		$29,451	[4]
Chief Executive Officer	2004	$ 274,825	$38,750	$ -0-	$ 248,020	16,665	[3]	$23,533	[4]
Darrel L. Posegate	2006	$ 175,000	$ -0-	$ -0-	$ 10,608	3,410	[5]	$21,595	[6]
Executive Vice President,	2005	$ 155,000	$ -0-	$ -0-	$ 203,438	-0-		$15,010	[6]
Chief Financial Officer and Treasurer	2004	$ 143,000	$19,375	$ -0-	$ 124,010	8,332	[5]	$17,566	[6]
David A. Brown	2006	$ 138,000	$ -0-	$ -0-	$ 5,248	1,686	[7]	$14,371	[8]
Senior Vice President/	2005	$ 130,000	$ -0-	$ -0-	$ 121,082	-0-		$13,111	[8]
Business Banking	2004	$ 115,000	$ 9,375	$ -0-	$ 67,182	4,514	[7]	$13,428	[8]
Mark S. Sivertson	2006	$ 132,000	$ -0-	$ -0-	$ 5,248	1,686	[9]	$13,063	[10]
Senior Vice President and	2005	$ 125,000	$ -0-	$ -0-	$ 96,848	5,608	[9]	$ 9,124	[10]
Trust Officer	2004	$ 120,000	$ 9,375	$ -0-	$ 67,176	4,514	[9]	$ 7,902	[10]
Natalie A. Solberg	2006	$ 116,600	$ -0-	$ -0-	$ 4,112	1,325	[11]	$ 7,589	[12]
Senior Vice President/	2005	$ 110,000	$ -0-	$ -0-	$ 106,573	-0-		$ 7,314	[12]
Service & Support	2004	$ 100,000	$ 8,250	$ -0-	$ 59,125	3,973	[11]	$ 8,857	[12]

1The aggregate restricted stock holdings of each of the Named Executive Officers, by number and value (as determined by multiplying the aggregate number of restricted stock holdings by each Named Executive Officer as of June 30, 2006, by the closing price of the Common Stock as reported on the NASDAQ National Market System on June 30, 2006) as of June 30, 2006, the end of the Corporation’s last completed fiscal year, were as follows: Mr. Hage—44,539 shares having a value of $761,617; Mr. Posegate—22,888 shares having a value of $391,385; Mr. Brown—13,525 shares having a value of $231,278; Mr. Sivertson—12,203 shares having a value of $208,671; and Ms. Solberg—11,397 shares having a value of $194,889. The restricted stock awards for the fiscal year ended June 30, 2006, which are included in this Summary Compensation Table for fiscal 2006, were not granted until September 13, 2006, and, as such, these shares of restricted stock are not included in the aggregate restricted stock holdings of the Named Executive Officers as of June 30, 2006. The restricted stock granted to the Named Executive Officers for the fiscal years ended June 30, 2004 and 2005, has a five-year vesting period in which 33-1/3% of such stock vests on each of the third, fourth and fifth anniversary of the date of grant. The restricted stock granted to the Named Executive Officers for the fiscal year ended June 30, 2006 has a four-year vesting period in which 25% of such stock vests on each of the first, second, third and fourth anniversary of the date of grant. Dividends will be paid by the Company on restricted stock granted to the Named Executive Officers.

2Represents the cash bonus award to Mr. Hage under the Company’s Long-Term Incentive Plan for the fiscal 2006.

3Represents a grant of 16,665 stock options for fiscal year 2004 to Mr. Hage. Such options are subject to a three-year vesting schedule with 33-1/3% of the grant vesting each year beginning June 30, 2005.

4Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Hage in 2006, 2005 and 2004 of $10,507, $10,954 and $11,468, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Hage in 2006, 2005 and 2004 of $1,355, $471 and $707, respectively. Includes a contribution to the Excess Pension Plan by the Corporation on behalf of Mr. Hage in 2006, 2005 and 2004 of $9,520, $10,220 and $3,711, respectively. Includes the premium paid for term life insurance on behalf of Mr. Hage in 2006, 2005 and 2004 of $1,372, $907 and $792, respectively. Also includes country club dues paid on behalf of Mr. Hage in 2006, 2005 and 2004 of $10,187, $6,890 and $6,854, respectively.

5Represents a grant of 3,410 stock appreciation rights for fiscal year 2006 and a grant of 8,332 stock options for fiscal year 2004 to Mr. Posegate. Such stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant. Such options are subject to a three-year vesting schedule with 33-1/3% of the grant vesting each year beginning June 30, 2005.

6Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Posegate in 2006, 2005 and 2004 of $8,804, $9,293 and $10,472, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Posegate in 2006, 2005 and 2004 of $1,135, $399 and $663, respectively. Includes the premium paid for term life insurance on behalf of Mr. Posegate in 2006, 2005 and 2004 of $1,179, $446 and $412, respectively. Also includes country club dues paid on behalf of Mr. Posegate in 2006, 2005 and 2004 of $10,477, $4,872 and $6,019, respectively.

7Represents a grant of 1,686 stock appreciation rights for fiscal year 2006 and a grant of 4,514 stock options for fiscal year 2004 to Mr. Brown. Such stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant. Such options are subject to a three-year vesting schedule with 33-1/3% of the grant vesting each year beginning June 30, 2005.

8Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Brown in 2006, 2005 and 2004 of $7,155, $7,416 and $7,889, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Brown in 2006, 2005 and 2004 of $923, $319 and $487, respectively. Includes the premium paid for term life insurance on behalf of Mr. Brown in 2006, 2005 and 2004 of $942, $374 and $331, respectively. Also includes country club dues paid on behalf of Mr. Brown in 2006, 2005 and 2004 of $5,351, $5,003 and $4,721, respectively.

9Represents a grant of 1,686 stock appreciation rights for fiscal year 2006 and a grant of 5,608 and 4,514 stock options for fiscal years 2005 and 2004, respectively, to Mr. Sivertson. Such stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant. Such options are subject to a three-year vesting schedule with 33-1/3% of the grant vesting each year beginning June 30, 2006 and June 30, 2005, respectively.

10Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Sivertson in 2006, 2005 and 2004 of $6,845, $7,170 and $8,268, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Sivertson in 2006, 2005 and 2004 of $883, $308 and $510, respectively. Includes a contribution to the Excess Pension Plan by the Corporation on behalf of Mr. Sivertson in 2006 and 2005 of $4,428 and $1,520, respectively. Also includes the premium paid for term life insurance on behalf of Mr. Sivertson in 2006, 2005 and 2004 of $907, $360 and $346, respectively.

11Represents a grant of 1,325 stock appreciation rights for fiscal year 2006 and a grant of 3,973 stock options for fiscal year 2004 to Ms. Solberg. Such stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant. Such options are subject to a three-year vesting schedule with 33-1/3% of the grant vesting each year beginning June 30, 2005.

12Includes contributions by the Corporation to the Pension Plan on behalf of Ms. Solberg in 2006, 2005 and 2004 of $6,046, $6,210 and $6,789, respectively. Includes contributions by the Corporation to the ESOP on behalf of Ms. Solberg in 2006, 2005 and 2004 of $780, $280 and $429, respectively. Includes the premium paid for term life insurance on behalf of Ms. Solberg in 2006, 2005 and 2004 of $763, $343 and $331, respectively. Includes country club dues paid on behalf of Ms. Solberg in 2005 and 2004 of $494 and $1,318, respectively.

Option/SAR Grants in Last Fiscal Year

The following table provides information on option and stock appreciation right grants for the fiscal year ended June 30, 2006, to the Named Executive Officers.

	Number of Shares Underlying Options/SARs	Percent of Total Options/SARs Granted to Employees in	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)[1]	Fiscal Year	Share	Date	5%	10%
Curtis L. Hage	-0-	—	—	—	—	—
Darrel L. Posegate	3,410	16.27%	$16.00	9/13/2016	$34,312	$86,955
David A. Brown	1,686	8.05%	$16.00	9/13/2016	$16,965	$42,993
Mark S. Sivertson	1,686	8.05%	$16.00	9/13/2016	$16,965	$42,993
Natalie A. Solberg	1,325	6.32%	$16.00	9/13/2016	$13,333	$33,787

1Such stock appreciation rights are subject to a four-year vesting schedule with 25% of the award vesting each of the first, second, third and fourth anniversary of the date of grant, September 13, 2006.

2The Corporation granted 20,953 stock appreciation rights to employees for fiscal 2006.

3These amounts are based on the assumed rates of appreciation as permitted by the rules of the SEC. Actual gains, if any, on SAR exercises are dependent upon the future performance of the Common Stock.

Aggregated Stock Option Exercises in Last Fiscal Year and FY-End Option Values

The following table provides information regarding each exercise of stock options during the year ended June 30, 2006, and the number and value of unexercised options granted to the Named Executive Officers at June 30, 2006.

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End[1] ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Curtis L. Hage	-0-	-0-	103,556	5,555	$576,887	$12,322
Darrel L. Posegate	-0-	-0-	10,975	2,778	$35,487	$6,161
David A. Brown	-0-	-0-	16,304	1,504	$100,377	$3,336
Mark S. Sivertson	867	$5,697	28,443	5,245	$159,352	$3,338
Natalie A. Solberg	-0-	-0-	14,335	1,324	$67,319	$2,938

1Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the closing price of $17.10 per share of the Common Stock as reported on the NASDAQ National Market System on June 30, 2006.

Employment Agreements

On April 23, 1992, the Bank entered into an employment agreement with Mr. Hage. The employment agreement, as amended to date, provides for an annual base salary as determined by the Board of Directors, which may be not less than the salary for the prior year. The employment agreement provides for annually-renewable one-year terms. Mr. Hage may terminate his employment agreement upon 90 days’ prior written notice to the Bank. In the event there is a change in control of the Corporation or the Bank, and Mr. Hage’s employment terminates involuntarily (or, under certain circumstances, voluntarily) in connection with such change in control or within 24 months thereafter, Mr. Hage is entitled to a payment equal to the remaining salary payable under his employment agreement, plus a termination payment equal to 299% of his then-current compensation. Assuming a change in control took place as of June 30, 2006, the aggregate amount payable to Mr. Hage pursuant to this change in control provision would be approximately $1,048,133. The employment agreement contains other standard provisions and provides for standard benefits applicable to executive personnel. On January 7, 2006, Mr. Hage’s employment agreement was extended pursuant to its terms until April 7, 2009.

On April 8, 2000, the Bank entered into an employment agreement with Mr. Brown. This agreement was entered into for an initial term of three years and, following such initial term, is extended for a period of one year unless at least three months prior to the expiration of the initial term or any renewal term either the employee or the Corporation gives notice that either he or it intends to terminate such agreement. This agreement provides for, among other things, an annual base salary as determined by the Board of Directors and participation in bonus and benefit plans of the Bank. This agreement provides that either the employee or the Bank may terminate the agreement with or without cause upon one month’s written notice.

On April 8, 1998, the Bank entered into a change in control agreement with Mr. Sivertson and on April 8, 2000, the Bank entered into a change of control agreement with Mr. Brown. These agreements provide for certain payments to the employee in the event of a involuntary termination of employment in connection with a change in control of the Corporation or the Bank, or in the event of a voluntary termination of employment due to a loss of the employee’s status in connection with a change in control. In such an event, the employee will be entitled to payment of the remaining salary payable under his employment agreement and the continuation of certain benefits. Messrs. Sivertson and Brown will receive a termination payment equal to 150% of their then-current compensation. Assuming a change in control took place as of June 30, 2006, the aggregate amount payable to Messrs. Sivertson and Brown would have been approximately $198,000 and $207,000, respectively.

Pension Plan and Excess Plan

Defined Benefit Pension Plan.   The Corporation sponsors a defined benefit pension plan for its employees (the “Pension Plan”). An employee is eligible to participate in the Pension Plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete five years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. A participant will also be 100% vested if employment ends due to death or disability. The Pension Plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation’s future earnings.

The following table sets forth, as of June 30, 2006, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous Pension Plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the individual is age 65 as of June 30, 2006, with a specified number of years of service as calculated under the Pension Plan.

	Years of Service
Remuneration	10	20	30	40
$ 50,000	$6,518	$14,164	$25,735	$37,306
$ 75,000	$11,468	$23,492	$42,578	$61,663
$100,000	$16,418	$33,080	$59,421	$86,020
$125,000	$21,368	$42,747	$76,264	$110,378
$150,000	$26,318	$52,415	$93,107	$134,735
$175,000	$29,701	$56,930	$97,632	$141,063
$200,000	$32,588	$59,817	$98,018	$141,450

Compensation includes all taxable compensation paid to the participant, which includes salary, bonus, overtime and commissions. Compensation for 2006 was limited to $210,000 as stated under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”).

A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the Pension Plan for a minimum of five years. The monthly benefit payable at early retirement is the actuarial equivalent of the participant’s accrued monthly benefit at age 65. If a participant continues to work beyond age 65, the participant is entitled to the greater of: (i) such participant’s benefit taking into account all service and compensation through the actual retirement date or (ii) the actuarial equivalent of the benefit that would have been payable had the participant retired on the normal retirement date. In the event of termination of employment for any reason other than death, disability or early or normal retirement, a participant is still entitled to 100% of the participant’s accrued normal retirement benefit, provided that the participant is vested.

The Pension Plan computes benefits using a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. Each year an employer contribution equal to 6% of the participant’s compensation for the plan year is allocated to that participant’s account. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates of return for 30 year U.S. Treasury bond during the previous February. Normal retirement age is 65 with five years of service and early retirement age is 62 with five years of service.

The normal retirement benefit is a monthly annuity based on an individual’s hypothetical account balance as of benefit commencement. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment. A married participant must receive a joint and 50% survivor annuity unless the participants’ spouse consents to a different form of benefit.

At June 30, 2006, the years of credited service of Mr. Hage was 36 years. Mr. Hage had $210,000 of compensation covered under the Pension Plan during fiscal 2006; however, Mr. Hage’s benefits payable under this Pension Plan upon retirement would be limited because his salary level exceeds the maximum-covered compensation under the Pension Plan.

At June 30, 2006, the years of credited service of Mr. Posegate was 5 years. Mr. Posegate had approximately $175,961 of compensation covered under the Pension Plan during fiscal 2006.

At June 30, 2006, the years of credited service of Mr. Brown was 7 years. Mr. Brown had approximately $143,001 of compensation covered under the Pension Plan during fiscal 2006.

At June 30, 2006, the years of credited service of Mr. Sivertson was 11 years. Mr. Sivertson had approximately $136,808 of compensation covered under the Pension Plan during fiscal 2006.

At June 30, 2006, the years of credited service of Ms. Solberg was 12 years. Ms. Solberg had approximately $120,831 of compensation covered under the Pension Plan during fiscal 2006.

Excess Pension Plan for Executive Officers.   The Corporation also sponsors an unfunded, non-qualified excess pension plan for certain executive officers (the “Excess Plan”). Any executive officer of the Corporation or an affiliated organization having the title of President, Executive Vice President or Senior Vice President (an “Executive”) is automatically eligible to participate in the Excess Plan effective as of the first day of the plan year following the date that such Executive becomes an Executive. Executives remain eligible to participate in the Excess Plan with respect to each subsequent plan year unless removed as an Executive by the Board.

The Corporation contributes benefits to the Excess Plan on behalf an Executive on an annual basis as follows: (i) if an Executive was an Executive as of June 30, 1999, the Corporation will contribute benefits in an amount equal to the difference between the annual benefit accruals actually credited to the Executive under the Pension Plan under its current cash balance formula, and the amount that would have been credited to the Executive under the Pension Plan under the benefit formula in effect prior to July 1, 1999; (ii) benefits in an amount equal to the amount of the annual benefit accrual under the Pension Plan that would otherwise be denied by reason of limitations imposed under the Internal Revenue Code; and (iii) benefits in an amount equal to the amount of employer contributions that could not be made to the Corporation’s ESOP and the Corporation’s 401(k) plan by reason of limitations imposed under the Internal Revenue Code. The Excess Plan also allows Executives to make contributions to the Excess Plan in the form of salary deferral contributions.

An Executive is always 100% vested in his or her salary deferral contributions to the Excess Plan. With respect to the benefits contributed by the Corporation on behalf of the Executive, the Executive must complete five years of service before such Executive earns a vested interest in such benefits, at which time the Executive is 100% vested. A participant will also be 100% vested if such Executive dies or if there is a change in control of the Corporation. The payment of benefits under the Excess Plan generally start not later than 30 days after the last day of the plan year during which the Executive terminates employment with the Corporation. However, an Executive may elect to receive benefits prior to his or her termination of employment.

The years of credited service under the Excess Plan for each of the Named Executive Officers is the same as the years of credited service set forth above under the Pension Plan. For information regarding the amounts contributed to the Excess Plan accounts of the Named Executive Officers by the Corporation in fiscal 2006, see the “Summary Compensation Table” set forth on page 10 of this Proxy Statement.

Report of the Board Compensation Committee Report on Executive Compensation

The Personnel, Compensation and Benefits Committee furnished the following report on executive compensation.

The Personnel, Compensation and Benefits Committee of the Board of Directors, which is comprised entirely of “independent directors” as that term is defined in the NASDAQ Marketplace Rules, is responsible for supervising and recommending for approval by the full Board of Directors the compensation and benefits of the executive officers of the Bank, including the Named Executive Officers. The Chairman and Chief Executive Officer provides the Personnel, Compensation and Benefits Committee with recommendations regarding compensation for the executive officers other than himself, which is determined solely by the Personnel, Compensation and Benefits Committee.

The Company recognizes that competitive compensation is critical for attracting, motivating and rewarding qualified executive officers. At present, the compensation program for executive officers, including the Chairman and Chief Executive Officer, is comprised of base salary; annual incentive compensation; long term incentive compensation in the form of cash, stock options, stock appreciation rights and restricted stock; and miscellaneous benefits typically offered to executives of similar type corporations. Along with other eligible employees, executive officers, including the Chairman and Chief Executive Officer, also participate in a defined benefit pension program and a retirement savings plan, which consists of an Employee Stock Ownership Plan and 401(k) Plan.

Base Salary.   The Committee reviews, on an annual basis, competitive base salary levels at other financial institutions and sets base salary ranges for executive officer positions based on a philosophy of placing the average of the range in relation to the competitive value of the position. From this reference point, the actual base salaries of executive officers are set to be commensurate with their experience, scope of duties and responsibilities and overall level of performance.

The base salary of the Chairman and Chief Executive Officer for the fiscal year ended June 30, 2006, was $315,000. In setting this base salary, the Personnel, Compensation and Benefits Committee considered both peer group comparisons of compensation for chief executive officers of companies similar to the Company and the contribution of the Chairman and Chief Executive Officer to the overall performance of the Company.

Annual Incentive Compensation.   Annual incentive compensation is awarded pursuant to the Bank’s Short-Term Incentive Plan (the “Short Term Plan”). At the beginning of each fiscal year, the Personnel, Compensation and Benefits Committee establishes for each executive officer selected to participate in the Short Term Plan, including the Chairman and Chief Executive Officer, certain bonus award levels stated as a percentage of the mid-point of the salary structure range applicable to such executive officer. The Personnel, Compensation and Benefits Committee also establishes certain financial goal levels for the Company. The actual bonus award to be paid, if any, to each executive officer, including the Chairman and Chief Executive Officer, is calculated based entirely on the achievement by the Company of its financial goals. For any bonus award to be paid to executive officers, including the Chief Executive Officer, the Company must achieve a threshold level of performance. Actual bonus awards are paid by the Company following acceptance by the Audit Committee of the Board of the Company’s audited financial statements for such fiscal year. All bonus awards paid under the Short Term Plan are paid in cash.

For the fiscal year ended June 30, 2006, the Personnel, Compensation and Benefits Committee established for the executive officers, including the Chairman and Chief Executive Officer,

the following bonus award levels: the Chairman and Chief Executive Officer and the Executive Vice President may earn a bonus ranging from 10.0% to in excess of 60% of the mid-point of the salary structure range applicable to each such participant; and each Senior Vice President selected to participate in the Short Term Plan may earn a bonus ranging from 6.25% to in excess of 37.5% of the mid-point of the salary structure range applicable to each executive officer. Additionally, for the fiscal year ended June 30, 2006, the Personnel, Compensation and Benefits Committee established financial goal levels for the Company based on diluted earnings per share growth stated as a percentage.

No annual incentive compensation awards were made to the Chief Executive Officer or any other executive officer for the fiscal year ended June 30, 2006, because the Company did not meet the minimum financial goal levels established by the Personnel, Compensation and Benefits Committee.

Long-Term Incentive Compensation.   Long term incentive compensation is awarded pursuant to the Bank’s Long-Term Incentive Plan (the “Long Term Plan”). At the beginning of each fiscal year, the Personnel, Compensation and Benefits Committee establishes for each executive officer selected to participate in the Long Term Plan, including the Chairman and Chief Executive Officer, certain bonus award levels stated as a percentage of the mid-point of the salary structure range applicable to each such executive officer. The Personnel, Compensation and Benefits Committee also establishes certain financial goal levels for the Company. The actual bonus award to be paid, if any, to each executive officer is calculated based entirely on the achievement by the Company of its financial goals. For any bonus to be paid to participants, the Company must achieve a threshold level of performance. Actual bonus awards are paid by the Company following acceptance by the Audit Committee of the Board of the Company’s audited financial statements for such fiscal year.

For the fiscal year ended June 30, 2006, bonus awards are paid as follows: any bonus award made to the Chairman and Executive Officer will be paid in cash; and any bonus award made to the Executive Vice President, any Senior Vice President, or any Vice President will be paid 50% in stock appreciation rights and 50% in restricted stock.

The stock appreciation rights and restricted stock awarded under the Long Term Plan are granted under the 2002 Plan and are governed by the terms of such plan. The stock appreciation rights and restricted stock awards granted under the Long Term Plan have a four-year vesting period in which 25% of the award vests on each of the first, second, third and fourth anniversary of the date of grant.

For the fiscal year ended June 30, 2006, the Personnel, Compensation and Benefits Committee established for the executive officers, including the Chairman and Chief Executive Officer, the following bonus award levels: the Chairman and Chief Executive Officer and the Executive Vice President may earn a bonus ranging from 10% to 60% of the mid-point of the salary structure range applicable to each such executive officer; each Senior Vice President selected to participate in the Long Term Plan may earn a bonus ranging from 6.5% to 40% of the mid-point of the salary structure range applicable to each such executive officer; and each Vice President selected to participate in the Long Term Plan may earn a bonus ranging from 3.5% to 20% of the mid-point of the salary structure range applicable to each such officer. Additionally, for the fiscal year ended June 30, 2006, the Personnel, Compensation and Benefits Committee established financial goal levels for the Company based on the Company’s Return on Equity Average.

Effective as of September 13, 2006, the Personnel, Compensation and Benefits Committee approved the cash award of $35,546 to the Chairman and Chairman and Chief Executive Officer under the Long Term Plan.

The foregoing report is furnished by Mr. Pederson (Chair), Ms. Hamilton, Mr. Sershen and Mr. Van Wyhe.

Personnel, Compensation And Benefits Committee Interlocks and Insider Participation

As stated above, in fiscal 2006, the members of the Personnel, Compensation and Benefits Committee were Mr. Pederson, Ms. Hamilton, Mr. Sershen and Mr. Van Wyhe. No member of the Personnel, Compensation and Benefits Committee was an officer, former officer or employee of the Corporation or any of its subsidiaries during fiscal 2006 or at any other time and no member had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act, other than described in this proxy under the heading “Certain Relationships.”

Stockholder Return Performance Presentation

The following line graph compares the cumulative total stockholder return on the Corporation’s Common Stock to the comparable cumulative total return of the NASDAQ Market Index and the NASDAQ Bank Index for the last five years.

The performance graph assumes that on June 30, 2001, $100 was invested in the Common Stock (at the closing price of the previous trading day) and in each of the indexes. The comparison assumes the reinvestment of all dividends. Cumulative total stockholder returns for the Common Stock, NASDAQ Market Index and the NASDAQ Bank Index are based on the Corporation’s fiscal year ending June 30.

Total Return to Shareholders
June 2001 to June 2006

Certain Transactions

The Bank, like many financial institutions, has followed a policy of granting officers, directors and employees loans secured by the borrower’s residence, consumer loans and commercial loans. Consumer loans to employees are originated at market rates and terms currently available to the public, and modified to one percent below the market rate. Modifications are not made on loans granted with special promotional rates. In addition, in connection with single-family mortgage loans made to employees, origination fees up to one percent and the underwriting fees are waived for qualified employee applicants, no more than once every twelve months. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied except for the employee-employer relationship.

Loans by the Bank to its officers and directors are not prohibited under Section 402 of the Sarbanes-Oxley Act of 2002 because the Bank is an insured depository institution and such loans are subject to the insider lending restrictions of section 22(h) of the Federal Reserve Act. Loans by the Bank to its officers and directors are also subject to the Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of the Bank and federal laws that require all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans by the Bank to its officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank’s Loan Committee and ratified by the Bank’s Board of Directors.

The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and will be approved by a majority of disinterested directors of the Corporation.

The following table sets forth certain information as to loans made by the Bank to each of its directors and executive officers whose aggregate indebtedness to the Bank exceeded $60,000 at any time since July 1, 2005. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

Name and Position	Date of Loan	Type of Loan	Largest Amount Outstanding Since July 1, 2005	Balance As of June 30, 2006	Interest Rate as of Date of Origination	Market Rate at Origination
Christine E. Hamilton, Director	9/9/03	Commercial Revolving Line of Credit[1]	$150,000	$69,847	4.500%	4.500%
	4/25/05	Commercial Revolving Line of Credit[1]	$1,100,000	$228,060	6.500%	6.500%
Robert L. Hanson, Director	2/26/03	Commercial Term Loan[2]	$91,254	$-0-	4.250%	4.250%
	2/26/03	Commercial Term Loan[3]	$706,655	$627,448	4.250%	4.250%
	9/29/05	Commercial Term Loan[4]	$200,000	$-0-	6.500%	6.500%
William G. Pederson, Director	11/22/04	Commercial Revolving Line of Credit[5]	$2,172,238	$1,201,486	5.000%	5.000%
Curtis L. Hage, Chairman and CEO	4/18/02	Preference Line of Credit	$81,000	$81,000	5.750%	5.750%

1Represents a commercial loan to Prairie Gold Venture Partners, LLC, of which Ms. Hamilton is a co-founder and principal.

2Represents a commercial loan made to Harold’s Photo Centers, Inc., of which Mr. Hanson is the Chief Executive Officer.

3Represents a commercial loan made to the RLH Family LLC, of which Mr. Hanson is the managing member.

4Represents a commercial loan made to Harold’s Photo Centers, Inc. of which Mr. Hanson is the Chief Executive Officer.

5Represents a commercial loan made to HOPI Corporation, dba All-States Automotive, which is owned by The Patan Woyute Trust, of which Mr. Pederson is the trustee.

At June 30, 2006, the Bank had approximately $2,207,841 (or 3.94% of the Corporation’s stockholders’ equity) of loans to directors, executive officers and affiliates of such persons.

Report of the Audit Committee

The following Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board is responsible for, among other things, providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom is an “independent director” as defined in the NASDAQ Marketplace Rules and is “independent” as defined in

Rule 10A-3(b)(1)(iv)(B) of the Exchange Act, pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Audit Committee operates pursuant to a written charter approved by the Board of Directors.

Management is responsible for the Corporation’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the fiscal year ended June 30, 2006, financial statements. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380-). The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and based upon the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended the Board include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, to be filed with the SEC.

Eide Bailly, LLP (“Eide”) served as the Corporation’s independent registered public accounting firm for the fiscal year ended June 30, 2006 and fiscal year ended June 30, 2005. Fees billed to the Corporation by Eide for fiscal year 2006 and 2005 are set forth below.

Fees for Fiscal Year Ended June 30, 2006:

Audit Fees.   Eide billed a total amount of $101,600 for professional services rendered for the audit of the Corporation’s various annual financial statements and related attestation services for the fiscal year ended June 30, 2006, and the reviews of the financial statements included in the Corporation’s Forms 10-Q for the 2006 fiscal year.

Audit Related Fees.   Eide billed a total amount of $15,500 for professional services rendered for audit related services primarily related to the audit of the Corporation’s pension plan and retirement savings plan during the fiscal year ended June 30, 2006.

Tax Fees.   Eide performed no professional tax services for the fiscal year ended June 30, 2006.

All Other Fees.   Eide billed a total amount of $6,800 for professional services rendered in connection with other matters requested by the Corporation during the fiscal year ended June 30, 2006.

The Audit Committee of the Board of the Corporation considers that the provision of the services referenced above to the Corporation is compatible with maintaining independence by Eide Bailly, LLP.

Fees for Fiscal Year Ended June 30, 2005:

Audit Fees.   Eide billed a total amount of $99,000 for professional services rendered for the audit of the Corporation’s various annual financial statements and related attestation services for the fiscal year ended June 30, 2005, and the reviews of the financial statements included in the Corporation’s Forms 10-Q for the 2005 fiscal year.

McGladrey billed a total amount of $3,300 for professional services rendered for a review of the financial statements included in the Corporation’s Form 10K as it relates to Change in Auditors and assistance with an SEC Response during the fiscal year ended June 30, 2005.

Audit Related Fees.   Eide billed a total amount of $13,000 for professional services rendered for audit related services primarily related to the audit of the Corporation’s pension plan and retirement savings plan during the fiscal year ended June 30, 2005.

McGladrey billed a total amount of $350 for professional serviced rendered to facilitate the Change of Auditors of the Corporation’s pension plan and retirement savings plan during the fiscal year ended June 30, 2005.

Tax Fees.   RSM McGladrey, Inc., an affiliate of McGladrey, billed a total amount of $49,084 for professional tax services rendered in connection with matters requested by the Corporation during the fiscal year ended June 30, 2005.

All Other Fees.   Eide billed a total amount of $6,000 for professional services rendered in connection with other matters requested by the Corporation during the fiscal year ended June 30, 2005.

The foregoing report is furnished by Messrs. Hanson (Chair), Bernard, Sershen, and Van Wyhe.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Corporation and written representations from its executive officers and directors that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 2006, all of its officers, directors and greater than 10% beneficial owners have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended June 30, 2006.

PROPOSAL II—RATIFICATION OF THE AMENDMENT OF
THE CORPORATION’S 2002 STOCK OPTION AND INCENTIVE PLAN

On July 11, 2006, the Board of Directors adopted and approved, subject to ratification by the stockholders at the Annual Meeting, the amendment of the 2002 Plan to permit the acceleration of the rate of exercise of Options (as defined below and in the 2002 Plan) and Rights (as defined below and in the 2002 Plan) at the time of a participant’s death, provided that the Personnel, Compensation and Benefits Committee, the committee authorized by the Board of Director to administer the 2002 Plan (the “Committee”), determines that such Option or Right shall become exercisable in full or in part (as related to any Option or Right not then otherwise exercisable) and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. The amendment of the 2002 Plan, if ratified by the stockholders at the Meeting, will be effective retroactively to July 11, 2006.

Specifically, Sections 6, 7(d) and 11(b) of the 2002 Plan shall be amended as set forth below, with text that is proposed to be added underlined:

6.         General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise and including acceleration upon certain events specified by the Committee) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant. No person will be eligible to receive grants of Options or Rights covering more than Fifty Thousand (50,000) Shares in any calendar year under this Plan pursuant to the grant of Options or Rights hereunder.

7(d)      In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death (unless the Committee otherwise determines that such Option or Right shall become exercisable in full or in part (as related to any Option or Right not then otherwise exercisable) at the time of his death and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right), exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes or the Plan.

11(b)     (b)        Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph (d) of this Section 11, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall have provided in the agreement referred to in paragraph (d) of this Section 11 for a full or ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or normal or early retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11, as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termination of Continuous Service shall be free of restrictions and shall not be forfeited.

The purpose of the amendment of the 2002 plan is to give the Committee greater flexibility in the granting Options and Rights under the 2002 Plan, which will further the purpose of the 2002 Plan to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its affiliates.

The 2002 Plan was originally adopted and approved by the Board of Directors on September 20, 2002, and ratified by the stockholder at the Corporation’s 2002 annual meeting on November 20, 2002. A summary of the provisions of the 2002 Plan, prior to the amendment of the 2002 Plan contemplated by this Proposal II, is set forth below. This summary is qualified by and subject to the complete terms of the 2002 Plan, a copy of which was filed with the Securities and Exchange Commission as part of the Company’s proxy statement on Schedule 14A for its 2002 annual meeting of stockholders and is available on the Securities and Exchange Commissions Website (www.sec.gov) or is available by request to the Secretary of the Corporation.

Summary of the 2002 Plan

Administration.   The 2002 Plan is administered by the Board of Directors or a committee appointed by the Board of Directors that is comprised of not less than two members, each of whom must be a “non-employee director” within the meaning of Section 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The Board of Directors has authorized the Committee to administer the 2002 Plan.

Except as otherwise expressly limited by the 2002 Plan, the Committee has authority to select officers, directors and employees to receive awards; to grant awards; to determine the number of shares of Common Stock that will be subject to the types of awards generally, as well as to individual awards; to determine the terms and conditions under which awards will be granted; to prescribe the form and terms of the instruments evidencing award grants; to interpret the 2002 Plan; and to establish regulations for, and make determinations deemed necessary or advisable for, the administration of the 2002 Plan. The Committee may delegate to one or more officers of the Corporation the authority to make grants under the 2002 Plan.

Number of Shares That May be Awarded.   Subject to adjustment in the event of a change in the capitalization of the Corporation, the Committee may grant awards for an aggregate amount of

907,500 shares of Common Stock. As of September 20, 2006, there were 583,915 shares of the Company’s common stock available for grants under the 2002 Plan. No person may receive grants of awards covering more than 50,000 shares in any calendar year. The 2002 Plan provides for the use of authorized and unissued shares or treasury shares. If shares of Common Stock that are subject to an award are not issued or cease to be issuable because the award is terminated, forfeited or cancelled, such shares become available for additional award grants.

Eligibility to Receive Awards.   The Committee may select officers, employees and directors to participate in the 2002 Plan who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its subsidiaries. All officers, employees and directors of the Corporation and its subsidiaries, consisting of approximately 350 persons, may be eligible to participate in the 2002 Plan.

Types of Awards.   Awards made under the 2002 Plan may include incentive stock options (“ISOs”), non-qualified stock options, stock appreciation rights (“SARs”), limited stock appreciation rights (“Limited SARs”), restricted stock, or any combination of such awards. ISOs and non-qualified stock options are collectively referred to in this Proposal II as “Options.” SARs and Limited SARs are collectively referred to in this Proposal II as “Rights.”

ISOs may only be granted to persons, including officers and directors, who are employed by the Corporation or its subsidiaries. ISOs may not be granted more than ten years from the date the 2002 Plan is adopted by the Board of Directors and may not be exercisable more than ten years from the date of grant. The exercise price of any ISO may not be less than the market value per share of Common Stock on the date of grant. ISOs may not be transferable, other than by will or the laws of descent and distribution, and may be exercisable during a participant’s lifetime only by such participant. No ISO may be granted to any person who, on the date of grant, owns stock comprising more than ten percent of the total combined voting power of all classes of stock of the Corporation or any affiliate unless the exercise price of such ISO is at least 110% of the market value per share of Common Stock at the date of grant and such ISO is not exercisable after the expiration of five years from the date of grant. The aggregate market value, determined as of the time any ISO is granted, of the shares of Common Stock with respect to which ISOs are first exercisable by a participant in any calendar year may not exceed $100,000.

A SAR is the right to receive cash, Common Stock or a combination of both, based on the increase in the market value of the shares of Common Stock covered by the SAR from the initial date of the specified period for such SAR to the date of exercise. The Company also has the right to grant Limited SARs that are exercisable only in the event of certain tender offers or exchange offers, as described in the 2002 Plan.

Restricted Shares are shares of Common Stock that are issued subject to such terms and conditions, and restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

General Terms and Conditions of Options and Rights.   The Committee has authority to grant Options and Rights and to provide the terms and conditions of such Options and Rights. Specifically, the Committee may prescribe the following: (i) the exercise price of any Options or Rights, which may not be less than the market value of the Common Stock on the date the Options or Rights are granted; (ii) the number of shares of Common Stock subject to, and the expiration date of, any Options or Rights, which in no event may exceed ten years from the date of grant; (iii) the manner, time and rate, cumulative or otherwise, of exercise of any Options or Rights; and (iv) the restrictions, if any, to be placed on any Options or Rights or the shares of Common Stock that may be issued upon exercise of any Options or Rights. As a condition of granting any Options or Rights, the Committee may require that a participant agree not to exercise one or more previously granted Options or Rights.

Exercise of Options or Rights.   Options and Rights are exercisable during the lifetime of a participant only by the participant and only if the participant has maintained Continuous Service since the date of grant of the Option or Right. For purposes of the 2002 Plan, “Continuous Service” means the absence of any interruption or termination of service as a director, officer or employee of the Corporation, except that when used with respect to persons to whom ISOs have been granted means the absence of any interruption or termination of service as a full-time employee. Service will not be considered to be interrupted in the case of sick leave, military leave and any other leave of absence approved by the Corporation. Payment for shares of Common Stock purchased upon the exercise of an Option or Right may be made in cash or, if permitted by the Committee, by tendering shares of Common Stock already owned by the participant and having a fair market value equal to the exercise price, or a combination of cash and such shares of Common Stock.

In the event that a participant ceases to maintain Continuous Service, unless the Committee has provided otherwise in the instrument evidencing such participant’s Options or Rights, or unless such cessation of Continuous Service is due to death or termination for cause, for a three month period following such cessation of Continuous Service, the participant may exercise his or her Options or Rights to the extent that he or she was entitled to exercise the Options or Rights at the date of cessation of Continuous Service. If the Continuous Service of a participant is terminated for cause, all rights under any Options and Rights expire immediately upon giving notice of such termination to the participant.

If a participant dies while in Continuous Service or within the three month period discussed above, the person to whom any Options or Rights of the participant are transferred by will or the laws of descent and distribution may exercise any Options or Rights, to the extent that such participant was entitled to exercise such Options or Rights immediately prior to his or her death, at any time within a twelve month period following the death of such participant, but in no event later than ten years from the date of grant of such Options or Rights. Following the death of any participant to whom Options were granted, the Committee may, as an alternative means of settlement of any Options, elect to pay the person to whom such Options were transferred by will or by the law of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the amount by which the market value per share of Common Stock on the date of exercise of such Option exceeds the exercise price of such Option, multiplied by the number of shares with respect to which such Option is properly exercised.

General Terms and Conditions of Restricted Stock.   At the time of an award of restricted stock, the Committee will establish a restricted period of not less than six months during which such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If a participant ceases to maintain Continuous Service with the Corporation for any reason other than death, total or partial disability or normal or early retirement, unless the Committee has provided otherwise in the instrument evidencing such participant’s restricted stock, all shares of restricted stock that are still covered by the restricted period will be forfeited and returned to the Corporation. If a participant ceases to maintain continuous service by reason of death, total or partial disability or normal or early retirement, a portion of shares of restricted stock that are still covered by the restricted period equal to the number of shares of restricted stock no longer subject to the restricted period will be free of restrictions and not forfeited. All other shares of restricted stock still subject to the restricted period will be forfeited.

Change of Control.   If a participant is involuntarily terminated for whatever reason at any time within eighteen months after a change in control, unless the Committee has otherwise provided in the agreement granting the award, any restricted periods or vesting terms relating to outstanding awards will lapse upon termination and all awards will become fully vested. For purposes of the 2002 Plan, “change of control” includes: (i) any third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 25% or more of the voting power for the election of directors; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets, contested election, or the combination of such events, wherein the persons who were the directors of the Corporation immediately prior to such events cease to constitute a majority of the Board of Directors following such events; or (iii) the stockholders of the Corporation approval of an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or a sale or other disposition of all or substantially all of the assets of the Corporation.

Assignment and Transfers.   No award made under the 2002 Plan and no right or interest of a participant under the 2002 Plan in any instrument evidencing any award may be assigned, encumbered or transferred except by will or the laws of descent and distribution or, in the case of awards other than ISOs, pursuant to a qualified domestic relations order, as defined in the Code or under ERISA.

Amendment or Termination of the Plan.   Generally, the Board of Directors may amend, suspend or terminate the 2002 Plan at any time, subject to the NASDAQ requirement that requires stockholder approval of material amendments to equity compensation plans and other equity compensation arrangements. The Board of Directors may not, without the approval of the stockholders, amend the 2002 Plan in a manner that materially increases the aggregate number of shares of Common Stock subject to awards or materially changes the class of persons eligible to participate. Additionally, the Board of Directors may not amend, suspend or terminate the 2002 Plan if such action will impair the rights of a participant in an award previously made, unless the Board of Directors obtains the consent of such participant.

Ratification of the amendment of the 2002 Plan requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “for” or “against” are included, while abstentions and broker non-votes are not included.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the amendment of the 2002 Plan.

2002 Plan Information

Any future benefits granted under the 2002 Plan will be made at the discretion of the Committee and, accordingly, are not determinable at this time.

The following table set forth information regarding Options and Rights granted under the 2002 Plan for the fiscal year ended June 30, 2006, with the dollar value representing the aggregate market value (market price of the common stock less, if applicable, the exercise price).

Name and Position	Dollar Value	Number of Options or Rights[1]
Curtis L. Hage Chairman and Chief Executive Officer	$0	0
Darrel L. Posegate Executive Vice President, Chief Financial Officer and Treasurer	$10,608	4,073[2]
David A. Brown Senior Vice President/Business Banking	$5,248	2,014[3]
Mark S. Sivertson Senior Vice President and Trust Officer	$5,248	2,014[3]
Natalie A. Solberg Senior Vice President/Service & Support	$4,112	1,582[4]
Executive Group	$32,624	12,506[5]
Non-Executive Director Group	$0	-0-
Non-Executive Officer Employee Group	$32,624	12,506[6]

1The SARs included for each person or group below have a four-year vesting period in which 25% of the SARs vest on each of September 13, 2007, 2008, 2009 and 2010, are payable in common stock of the Company, and have a grant price of $16.00, the closing price of the Company’s common stock on September 13, 2006. The shares of restricted stock included for each person or group below have a four-year vesting period in which 25% of the restricted stock vests on each of September 13, 2007, 2008, 2009 and 2010.

2Represents 3,410 SARs and 663 shares of restricted stock.

3Represents 1,686 SARs and 328 shares of restricted stock.

4Represents 1,325 SARs and 257 shares of restricted stock.

5Represents 10,467 SARs and 2,039 shares of restricted stock.

6Represents 10,467 SARs and 2,039 shares of restricted stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about the Common Stock that may be issued upon exercise of options, warrants and rights under all of the Corporation’s existing equity compensation plans as of June 30, 2006, including the 1996 Director Restricted Stock Plan and 2002 Plan.  The 1991 Stock Option Plan expired on October 27, 2002.  As a result, although the column below entitled “Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights” includes Common Stock to be issued upon unexpired options issued under the 1991 Stock Option Plan, no Common Stock remains available for future issuance under the 1991 Stock Option Plan.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity plan compensation plans approved by stockholders	318,977	$12.77	630,814
Equity plan compensation plans not approved by stockholders	N/A	N/A	N/A
Total	318,977	$12.77	630,814

CODE OF CONDUCT AND ETHICS

All of the Corporation’s directors, officers and employees, including its principal executive officer and principal financial and accounting officer, are required to comply with the Corporation’s Code of Conduct and Ethics adopted by the Board in April 2004 and amended on March 23, 2005. The full text of the Code of Conduct and Ethics is available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp. Amendments and modifications to, and waivers of, the Code of Conduct and Ethics will be promptly disclosed by the Corporation, to the extent required under the Exchange Act and the NASDAQ Marketplace Rules, on a current report on Form 8-K.

INDEPENDENT PUBLIC ACCOUNTANTS

Eide Bailly, LLP (“Eide”) provided services to the Corporation during the fiscal year ended June 30, 2006, which included, among other things, the examination of the Corporation’s Annual Report on Form 10-K and timely reviews of the Corporation’s Quarterly Reports on Form 10-Q. The Audit Committee has also approved Eide as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2007. A representative of Eide is expected to be present at the Meeting, will have an opportunity to make a statement, if such representative so desires, and will be available to respond to appropriate questions concerning the financial statements of the Corporation.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than June 17, 2007. Any such proposals must be in accordance with the provisions of Rule 14a-8 of the Exchange Act, as supplemented or modified. Stockholders who intend to present a proposal at next year’s annual meeting of stockholders without including such proposal in the Corporation’s proxy statement must provide the Corporation with notice of such proposal not less than 30 days prior to the date of next year’s annual meeting of stockholders. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

The Corporation’s Summary Annual Report and Annual Report on Form 10-K for the fiscal year ending June 30, 2006, including financial statements, is being mailed with this proxy statement to stockholders entitled to notice of the Meeting.

OTHER MATTERS

The Board of Directors does not intend to bring before the Meeting any business other than the election of directors as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to in this Proxy Statement should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. If any matters properly come before the Meeting, but the Corporation did not receive notice of such matters 30 days prior to the Meeting, holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors,

Pamela F. Russo
Corporate Secretary

Sioux Falls, South Dakota
October 6, 2006

REVOCABLE PROXY CARD

HF FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 15, 2006

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Curtis L. Hage, Christine E. Hamilton, Robert L. Hanson, Steven R. Sershen, and Thomas L. VanWyhe each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote all shares of common stock, par value $0.01 per share, of HF Financial Corp, (the “Corporation”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held on November 15, 2006, at the Best Western Ramkota Inn located at 3200 West Maple Street, Sioux Falls, South Dakota at 2:00 p.m., Central Standard Time, and at any and all adjournments thereof, as specified on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON AND FOR THE RATIFICATION OF THE AMENDMENT OF THE CORPORATION’S 2002 STOCK OPTION AND INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your HF Financial Corp. account online.

Access your HF Financial Corp. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for HF Financial Corp., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the election of the nominees listed below.	FOR ALL	FOR ALL EXCEPT	WITHHELD FOR ALL
1. To elect as directors all nominees listed.	☐	☐	☐

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK “FOR ALL EXCEPT” AND STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.

01 Curtis J. Bernard	02 Wm. G. Pederson

2. Ratification of the Amendment to the Corporation’s 2002 Stock Option and Incentive Plan.

For ☐	Against ☐	Abstain ☐

Signatures(s)	Date

Please date, sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. If shares are held jointly, each stockholder must sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hffc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.homefederal.com